Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated February 13, 2004, relating to the financial statements and financial highlights of the AXA Premier VIP Technology Portfolio which appears in such Registration Statement.

We also hereby consent to the use in this Registration Statement on Form N-14 of our report dated February 13, 2004, relating to the financial statements and financial highlights of EQ/Technology Portfolio which appears in such Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 13, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of AXA Premier VIP Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Accountants” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

New York, New York

April 8, 2004